AGREEMENT

      This Employment Agreement (the "Agreement") between New York Health Care, Inc., a New York corporation (the "Company") and A. James Forbes, Jr. ("JF") as of June 1, 2005 (the "Effective Date").


                               W I T N E S S E T H

            WHEREAS, the Company desires to employ JF, and JF desires to be employed by the Company, upon the terms and subject to the conditions set forth in this Agreement;

            NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


1. TERMS

            1.1 Services The Company hereby employs JF on a part-time basis, non-exclusive for and during the term specified in Section 1.3 hereof, subject to the direction of the Chief Executive Officer (CEO) or Board of Directors ("board") of the Company on the terms and conditions set forth in this Agreement. JF hereby accepts such employment under the terms and conditions set forth in this Agreement.

            1.2 Duties JF shall assume the title Vice President of Finance and Chief Financial Officer for the Company with duties as may be reasonably assigned to him from time to time by the Company's CEO or board. JF agrees to devote such part of his business time and services to the faithful performance of the duties, responsibilities, and authorities which may be reasonably assigned to him hereunder. It is understood that JF will not be providing his services on a full-time basis and that he shall work on an as needed basis not to exceed twenty (20) hours per week. Among other duties, JF will be responsible to manage the financial reporting of the Company including the adherence to the applicable requirements of the Sarbanes-Oxley Act of 2002.

            1.3 Term Unless sooner terminated as provided in Section 3 hereof, this Agreement has become effective as of the date set forth above and shall continue in force and effect until December 31, 2005.

            1.4 Compensation Subject to provisions of Section 3 hereof, the Company shall pay JF compensation for services rendered by him under this Agreement at the rate of $1,500 in U.S. dollars per full business day or $200 per hour if less than a full day.

            1.5 Expense Reimbursement The Company shall reimburse JF on a monthly basis for all reasonable and necessary business and travel expenses and other disbursements incurred by JF on behalf of the Company in the performance

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of his duties hereunder, upon presentation of an appropriate accounting or documentation of such expenses. Expenses in excess of $1,000.00 in the aggregate must be approved in advance by the Company's CEO or his delegate.


2. PROTECTIVE COVENANTS

      Because (i) JF will become fully familiar with all aspects of the Company's business during the period of his employment by the Company pursuant to this Agreement ; (ii) certain information of which JF will gain knowledge during his employment with the Company is proprietary and confidential information and which is of special and peculiar value to the Company; and (iii) if any such proprietary and confidential information were imparted to or became known by any persons, including JF, engaging in a business in competition with that of the Company, hardship, loss and irreparable injury and damage could result to the Company, the measurement of which would be difficult if not impossible to ascertain, and it is necessary for the Company to protect its business from such damage.

            2.1 Trade Secrets, Proprietary and Confidential Information JF recognizes that this position with the Company is one of the highest trust and confidence by reason of JF's access to and contact with confidential and proprietary financial information of the Company. JF shall use his best efforts and exercise utmost diligence to protect and safeguard the confidential or proprietary information of the Company. .JF covenants that during the term of this Agreement and for a period of two (2) years thereafter, JF will not disclose disseminate or distribute to another, nor induce any other person to disclose, disseminate, or distribute, any trade secret or proprietary or confidential information of the Company, directly or indirectly, either JF's own benefit or for the benefit or for the benefit of another, whether or not acquired, learned, obtained or developed by JF, use or cause to be used, any trade secret, proprietary or confidential information in any way except as is required in the course of the services to the Company hereunder provided, however, that JF understands that he shall be prohibited from misappropriating any trade secret or proprietary of confidential information at any time during or after the Term.

            For purposes of this section the term "trade secrets" or "confidential or proprietary information" shall mean any and all information (oral and written) relating to the Company or any of its affiliates, or any of their respective activities, other than such information which (i) can be shown by JF to be in the public domain (such information not being deemed to be in the public domain merely because it is embraced by more general information which is in the public domain) other than as the result of breach of the provisions of this Section 2.1 or (ii) that JF is required to disclose under the directives of any government agency, tribunal or authority having jurisdiction in the matter or under subpoena or other process of law. . All confidential information relating to the business of the Company, whether prepared by JF or otherwise coming into his possession, shall remain the exclusive property of the Company and shall not, except in the furtherance of the business of the Company, be removed from the premises of the Company under any circumstances whatsoever the prior written consent of the Company. Upon the termination of JF's employment


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

with the Company for any reason whatsoever, all documents, records, notebooks, equipment, price lists, specifications, programs, customer and prospective customer lists, financial and medical information and other materials which refer or relate to any aspect of the business of the Company which are in the possession of JF, including all copies thereof, including, among other things, all analyses or notes created by JF, shall be promptly returned to the Company.

            JF hereby agrees that he shall not, during the Term and for a period of one (1) year thereafter, directly or indirectly, within any county (or adjacent county) in any State within the United States or territory outside the United States in which the Company is engaged in business during the period of JF's employment or on the date of termination of JF's employment, engage, have an interest in or render any services to any business (whether as owner, manager, operator, licensor, licensee, lender, partner, stockholder, joint venturer, employee, consultant or otherwise) competitive with the Company's business activities. Notwithstanding the foregoing, nothing herein shall prevent JF from owning stock in a publicly traded corporation whose activities compete with those of the Company's, provided that such stock holdings are not greater than two percent (2%) of such corporation.

            JF shall not, during the Term and for a period of one (1) year thereafter, directly or indirectly, take any action which constitutes an interference with or a disruption of any of the Company's business activities including, without limitation, the solicitations of the Company's customers, or persons listed on the personnel lists of the Company.

            For purposes of clarification, but not of limitation, JF hereby acknowledges and agrees that the provisions of Section 2.1 above shall serve as a prohibition against him from, during the period referred to therein, directly or indirectly, hiring, offering to hire, enticing, soliciting or in any other manner persuading or attempting to persuade any officer, employee, consultant, agent, lessor, lessee, licensor, licensee or customer of the Company (but only those suppliers existing during the time of the Executive's employment by the Company, or at the termination of his employment), to discontinue or alter his, her or its relationship with the Company.

            2.2 Indemnification Both Company and JF agree to indemnify and hold harmless each other from all losses, claims, damages or liabilities which the other party may suffer or incur rising out of the services to be performed by JF pursuant to this Agreement excepting only the negligence, unlawful activity or willful misconduct of the other party.


3. TERMINATION Notwithstanding any other provisions in this Agreement:

                  (a) Termination for Cause During the term of this Agreement, the Company may terminate this Agreement and JF's employment with the Company for Cause without and further liability hereunder to JF or his estate, except to pay any accrued, but unpaid, compensation and reimbursable expenses incurred prior to the termination of the Agreement. For purposes of this Agreement, termination for Cause shall mean termination of JF upon written notification limited, however, to one or more of the following reasons:


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

                  (i) Fraud, misappropriation or embezzlement by JF in connection with the Company; or

                  (ii) the failure by JF to perform his material obligations under this Agreement after notice to JF of the particular details thereof and a period of ten e (10) days to correct such failure, if any; or


                  (iii) the indictment, or a conviction of or a plea of "guilty" or "no contest of JF to a felony or other crime involving moral turpitude or dishonesty; or

                  (iv) a breach of Section 2 of this Agreement or violation of the Company's code of conduct policy; or


                  (v) willfully damaging the Company's property; or

                  (vi) engaging in misconduct (including theft, fraud, embezzlement, and securities law violations) which is injurious to the Company, monetarily, or otherwise; or

                  (vii) if the Company is a reporting company under the federal securities laws, the occurrence of an event that is reportable as to JF by the Company in accordance with Item 401(f) of Regulation S-K under the Securities Act of 1933.


            (b) Voluntary Termination During the term, the Company or JF may terminate this Agreement upon thirty (30) days written notice, without further liability to JF except to pay any accrued, but unpaid, compensation and reimbursable expenses incurred by him hereunder prior to the termination date .


4. MISCELLANEOUS

            4.1 Notices All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed to have been delivered (i) on the date personally delivered; or (ii) two days after the date deposited in a receptacle maintained by the United States Postal Services for such purpose, addressed as set forth below; or (iii) one day after properly sent by Federal Express, addressed as set forth below:

                                                If to JF:
                                                A. James Forbes, Jr.
                                                14 Miller Road
                                                Putnam Valley, NY 10579

                                                If to the Company:
                                                CEO
                                                New York Health Care, Inc.
                                                363 Seventh Avenue, 13th Floor
                                                New York, NY 10001


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

Either party hereto may designate a different address by providing written notice of such new address to other party hereto as provided above.

            4.2 Severability If any provision contained in this Agreement is determined to be void, illegal or unenforceable, in whole or in part, then the other provisions contained herein shall remain in full force and effect as if the provision which was determined to be void, illegal, or unenforceable had not been contained herein.

      t 12 4.3 Waiver, Modification and Integration The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of any party. This instrument and the documents referred to herein contain the entire agreement of the parties and supersede any and all other agreements, either oral or in writing, between the parties hereto with respect to services of JF to the Company and contain all of the covenants and agreements between the parties with respect to such services in any manner whatsoever. This Agreement may not be modified, altered or amended except by written agreement of all parties hereto.

            4.4 Binding Effect This Agreement shall be binding and effective upon the Company and its successors and permitted assigns, and upon JF, his successor, heirs, representatives, and assigns, as the case may be.

            4.5 Governing Law This Agreement shall be governed by the laws of the State of New York.

            4.6 Entire Agreement This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Employee                                       New York Health Care, Inc.

By: /s/ A James Forbes, Jr.                    By: /s/ Dennis M. O' Donnell
    -------------------------                      ------------------------
    A. James Forbes, Jr.                           Dennis M. O'Donnell
                                                   CEO



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